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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 1, 1999

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                             MEADE INSTRUMENTS CORP.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                        0-22183               95-2988062
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)    (IRS EMPLOYER
        INCORPORATION)                                       IDENTIFICATION NO.)

  6001 OAK CANYON, IRVINE, CA                                      92618
(ADDRESS OF PRINCIPAL EXECUTIVE                                  (ZIP CODE)
             OFFICES)

                                 (949) 451-1450
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                6001 OAK CANYON
                                IRVINE, CA 92620
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On September 1, 1999, Meade Instruments Corp., a Delaware corporation (the "Company"), and Meade Instruments Europe Corp., a California corporation and wholly owned subsidiary of the Company ("Sub," and together with the Company, collectively, "Buyer"), acquired from Rudolf Bresser, an individual ("Bresser"), all of the issued and outstanding equity interests (the "Interests") of Bresser Optik GmbH & Co. KG, a limited partnership registered under HRA 1008 with the Commercial Registry kept at the Local Court in Borken, Germany ("GmbH & Co."), and all of the issued and outstanding shares (the "Shares") of Bresser Optik Geschaftsfuhrung und Verwaltungs GmbH, a limited liability company registered under HRB 541 with the Commercial Registry kept at the Local Court in Borken, Germany ("GmbH," and together with GmbH & Co., collectively, "Optik").

Optik is in the business of developing and distributing consumer optics products, including, without limitation, telescopes, binoculars, microscopes and other optical equipment (the "Business"). Optik's assets include, but are not limited to: equipment, office/warehouse facility, inventory of saleable goods, rights and interests arising under or in connection with certain contracts, prepaid expenses and deposits, sales data and intangible property including the goodwill associated with the Business. Buyer plans to continue to use Optik's assets to conduct the Business.

Under the terms of the Interest Purchase Agreement, dated July 15-16, 1999 (which agreement is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference), the purchase price paid by Buyer for the Shares and the Interests was $5.0 million in cash and approximately $2.0 million in the Company's common stock, $0.01 par value per share (the "Common Stock"). The number of shares of Common Stock issued was 100,915; this number was determined by using the average closing price reported on the Nasdaq National Market for the Common Stock for the 20 trading day period ending on August 31, 1999. The purchase price was determined through arms-length negotiations between Buyer and Bresser.

On August 31, 1999, the Company became party to a loan agreement (the "Loan Agreement"), by and among the Company, the lenders named therein and Bank of America, N.A., as Administrative Agent for itself and for the other lenders (the "Agent").

The Loan Agreement provides the Company with an aggregate $40.0 million credit facility consisting of a five year $35.0 million revolving credit facility (the "Revolving Loan") and a five year $5.0 million term loan (the "Term Loan"). The Term Loan will be subject to quarterly amortization payments of $250,000 beginning September 30, 2000. The Term Loan is also subject to mandatory prepayments upon the happening of certain events. Amounts outstanding under the Revolving Loan and Term Loan will bear interest, at the Company's option, at a base rate or eurodollar rate plus an applicable margin. The Company's obligations under the Loan Agreement are guarantied by each of the Company's domestic subsidiaries and are secured by substantially all of the assets of the Company and its domestic subsidiaries. The Loan Agreement contains certain financial covenants and customary affirmative and negative covenants and events of default.

On August 31, 1999, the Company borrowed $5.0 million under the Term Loan to purchase the Interests and the Shares of GmbH & Co. and GmbH, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)     FINANCIAL STATEMENTS.

        The financial statements required under this Item will be filed by the Company pursuant to an amendment to this Form 8-K not later than 60 days after the date that this initial report on Form 8-K must be filed.

        (b)     PRO FORMA FINANCIAL INFORMATION.

        The pro forma financial information required under this Item will be filed by the Company pursuant to an amendment to this Form 8-K not later than 60 days after the date that this initial report on Form 8-K must be filed.




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        (c)     EXHIBITS.

        Exhibit 2.1 Interest Purchase Agreement, dated as of July 15-16, 1999, by and among GmbH & Co., GmbH, Bresser, the Company and Sub (excluding Exhibits and Schedules thereto).

        Exhibit 10.41 Loan Agreement, dated as of August 31, 1999, by and among the Company, the lenders named therein and the Agent (excluding Exhibits and Schedules thereto).



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  September 15, 1999


                                                   /s/ JOHN C. DIEBEL
                                        ----------------------------------------
                                                     John C. Diebel
                                                  Chairman of the Board
                                               and Chief Executive Officer



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                               INDEX OF EXHIBITS

 Number   Exhibit
 ------   -------
  2.1     Interest Purchase Agreement, dated as of July 15-16, 1999, by and among
          GmbH & Co., GmbH, Bresser, the Company and Sub (excluding Exhibits and
          Schedules thereto).

  10.41 Loan Agreement, dated as of August 31, 1999, by and among the Company, the lenders named therein and the Agent (excluding Exhibits and Schedules thereto).



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